UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2004

SKYWORKS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code	(781) 376-3000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01         REGULATION FD DISCLOSURE.

For the fourth fiscal quarter of 2004, Skyworks Solutions, Inc. will reduce the carrying value of a deferred tax asset by $3.5 million. This charge originated primarily from foreign exchange translation errors after establishing the tax benefit recorded for the impairment of its assembly and test machinery and equipment in Mexicali, Mexico immediately following completion of the merger between Alpha Industries, Inc. and Conexant Systems, Inc.'s wireless business in 2002. The cumulative effect of this adjustment is being recorded in the provision for income taxes line of the statement of operations in the fourth quarter of fiscal 2004, as it did not have a material impact in prior periods. Accordingly, the financial results within the company's fiscal 2004 10-K filing will reflect a $3.5 million reduction in net income, equating to $0.02 earnings per share, for both the fourth fiscal quarter and full year.

The information furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless expressly incorporated by specific itemized reference in any such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                SKYWORKS SOLUTIONS, INC.

Date: December 13, 2004	By: /s/ Allan M. Kline Allan M. Kline Chief Financial Officer